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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

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
Subsidiary                                      State of Incorporation
----------                                      ----------------------
Associated Suppliers, Inc.                           Oregon
B & J Industrial Supply Company                      Washington
Buford Bros., Inc.                                   Tennessee
Cardinal Machinery, Inc.                             Tennessee
Cramer Industrial Supplies, Inc.                     New York
Continental Air Tool, Inc.                           California
E.C. Blackstone Company                              Georgia
Grinding Supplies Company                            Michigan
Hawley Industrial Supplies, Inc.                     Connecticut
Industrial & Tool Suppliers, LLC                     Maine
J.J. Stangel Co.                                     Wisconsin
JM Tool and Supply, Inc.                             Michigan
Knox Industrial Supplies, Inc.                       California
L.D. Supply, Inc.                                    Kansas
Northern Tool & Supply, Inc.                         Michigan
Petry & Morrow, Inc.                                 Pennsylvania
Shearer Industrial Supply Co.                        Pennsylvania
Slater Industrial Supplies, Inc.                     California
The Distribution Group, Inc.                         Georgia
The New England Group
         Industrial Distributors, Inc.               Connecticut
Refco, Inc.                                          Massachusetts
Tri-Star Industrial Supply, Inc.                     Missouri
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